EXHIBIT 12

          AIRBORNE FREIGHT CORPORATION AND SUBSIDIARIES
       RATIO OF SENIOR LONG-TERM DEBT AND TOTAL LONG-TERM
                  DEBT TO TOTAL CAPITALIZATION

                                                  December 31, 1994
                                               (Dollars in thousands)

SENIOR LONG-TERM DEBT:
   Revolving Credit Agreement                          $135,000
   Money Market Lines of Credit                          17,000
   Senior Notes                                         100,000
   Refunding Revenue Bonds                               13,200
   Note Payable to Vendor                                12,300
   Capital Lease Obligations and Other                    4,370
                                                       --------
                                                        281,870
   Less Current Portion                                   2,448
                                                       --------
     Senior Long-Term Debt                             $279,422
                                                       ========

TOTAL LONG-TERM DEBT:
   Senior Long-Term Debt                               $279,422
   Senior Subordinated Notes, net of current              3,580
portion
   Convertible Subordinated Debentures                  115,000
                                                       --------
     Total Long-Term Debt                              $398,002
                                                       ========

TOTAL CAPITALIZATION:
   Long-Term Debt                                      $398,002
   Deferred Income Taxes                                 30,402
   Redeemable Preferred Stock                             5,000
   Shareholders Equity, Net                             387,398
                                                       --------
     Total Capitalization                              $820,802
                                                       ========

RATIO OF SENIOR LONG-TERM DEBT TO TOTAL                  34.0%
CAPITALIZATION
                                                       ========

RATIO OF TOTAL LONG-TERM DEBT TO TOTAL                   48.5%
CAPITALIZATION
                                                       ========